EXHIBIT 10.2

INFOSPACE, INC.

RESTATED 1996 FLEXIBLE STOCK INCENTIVE PLAN

(as amended and restated effective as of November 8, 2011)

1.	Establishment, Purpose, and Definitions.

(a)	There is hereby adopted the Restated 1996 Flexible Stock Incentive Plan (the “Plan”) of InfoSpace, Inc., a Delaware corporation (the “Company”).

(b)	The purpose of the Plan is to provide a means whereby eligible individuals (as defined in paragraph 4, below) can acquire Common Stock of the Company (the “Stock”). The Plan provides employees (including officers and directors who are employees) of the Company and of its Affiliates an opportunity to purchase shares of Stock pursuant to options which may qualify as incentive stock options (referred to as “incentive stock options”) under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), and employees, officers, directors, independent contractors, and consultants of the Company and of its Affiliates an opportunity to purchase shares of Stock pursuant to options which are not described in Section 422 or 423 of the Code (referred to as “nonqualified stock options”). The Plan also provides for the sale or bonus of Stock to eligible individuals in connection with the performance of services for the Company or its Affiliates. The Plan also provides for the grant of restricted stock units (“RSUs”) to eligible individuals in connection with the performance of services for the Company or its Affiliates. Finally, the Plan authorizes the grant of stock appreciation rights (“SARs”), either separately or in tandem with stock options, entitling holders to cash compensation measured by appreciation in the value of the Stock.

(c)	The term “Affiliates” as used in the Plan means parent or subsidiary corporations, as defined in Sections 424(e) and (f) of the Code (but substituting “the Company” for “employer corporation”), including parents or subsidiaries which become such after adoption of the Plan.

2.	Administration of the Plan.

(a)	The Plan shall be administered by the Board of Directors of the Company (the “Board”) or a committee or committees (which term includes subcommittees) appointed by, and consisting of one or more members of, the Board (the “Plan Administrator”). If and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, the Board shall consider in selecting the Plan Administrator and the membership of any committee acting as Plan Administrator, with respect to any persons subject or likely to become subject to Section 16 of the Exchange Act, the provisions regarding (i) “outside directors” as contemplated by Section 162(m) of the Code and (ii) “nonemployee directors” as contemplated by Rule 16b-3 under the Exchange Act. The Board may delegate the responsibility for administering the Plan with respect to designated classes of eligible Participants to different committees consisting of one or more members of the Board, subject to such limitations as the Board or the Plan Administrator deems appropriate. Committee members shall serve for such term as the Board may determine, subject to removal by the Board at any time.

(b)	The Plan Administrator shall determine which eligible individuals (as defined in paragraph 4, below) shall be granted options under the Plan, the timing of such grants, the terms thereof (including any restrictions on the Stock), and the number of shares subject to such options.

(c)	The Plan Administrator may amend the terms of any outstanding option granted under this Plan, but any amendment which would adversely affect the Optionee’s rights under an outstanding option shall not be made without the Optionee’s written consent. The Plan Administrator may, with the Optionee’s written consent, cancel any outstanding stock option or accept any outstanding stock option in exchange for a new option. Notwithstanding the foregoing, any change or adjustment to an incentive stock option shall not, without the Optionee’s written consent, be made in a manner so as to constitute a “modification” that would cause such incentive stock option to fail to continue to qualify as an incentive stock option.

(d)	The Plan Administrator shall also determine which eligible individuals (as defined in paragraph 4, below) shall be issued Stock, SARs or RSUs under the Plan, the timing of such grants, the terms thereof (including any restrictions), and the number of shares, SARs or RSUs to be granted. The Stock and/or RSUs shall be issued for such consideration (if any) as the Plan Administrator deems appropriate. Stock issued subject to restrictions shall be evidenced by a written agreement (the “Restricted Stock Purchase Agreement” or the “Restricted Stock Bonus Agreement”). RSUs shall be issued subject to such restrictions as evidenced by a written agreement (the “Restricted Stock Unit Agreement”). The Plan Administrator may amend any Restricted Stock Purchase Agreement, Restricted Stock Bonus Agreement or Restricted Stock Unit Agreement, but any amendment which would adversely affect the stockholder’s rights to the Stock shall not be made without his or her written consent.

(e)	The Plan Administrator shall have the sole authority, in its absolute discretion to adopt, amend, and rescind such rules and regulations as, in its opinion, may be advisable for the administration of the Plan, to construe and interpret the Plan, the rules and the regulations, and the instruments evidencing options, Stock or RSUs granted under the Plan and to make all other determinations deemed necessary or advisable for the administration of the Plan. All decisions, determinations, and interpretations of the Plan Administrator shall be binding on all participants.

3.	Stock Subject to the Plan.

(a)	An aggregate of not more than 21,852,309 shares of Stock shall be available for the grant of stock options or the issuance of Stock under the Plan. If an option is surrendered (except surrender for shares of Stock) or for any other reason ceases to be exercisable in whole or in part, the shares which were subject to such option but as to which the option had not been exercised shall continue to be available under the Plan. Any Stock which is retained by the Company upon exercise of an option in order to satisfy the exercise price for such option or any withholding taxes due with respect to such option exercise shall be treated as issued to the Optionee and will thereafter not be available under the Plan. If any outstanding RSUs lapse, expire, terminate or are cancelled without having been settled in full, the shares of Stock allocable to the lapsed, expired, terminated or cancelled portion of such RSUs shall continue to be available under the Plan. Any Stock which is retained by the Company in order to satisfy any withholding taxes due with respect to the vesting or settlement of RSUs shall be treated as issued to the holder of such RSUs and will thereafter not be available under the Plan.

(b)	If there is any change in the Stock subject to the Plan, an Option Agreement, a Restricted Stock Purchase Agreement, a Restricted Stock Bonus Agreement, a Restricted Stock Unit Agreement, or a SAR Agreement through merger, consolidation, reorganization, recapitalization, reincorporation, stock split, stock dividend, or other change in the capital structure of the Company, appropriate adjustments shall be made by the Plan Administrator in order to preserve but not to increase the benefits to the individual, including adjustments to the aggregate number, kind and price per share of shares subject to the Plan, an Option Agreement, a Restricted Stock Purchase Agreement, a Restricted Stock Bonus Agreement, a Restricted Stock Unit Agreement, or a SAR Agreement.

4.	Eligible Individuals. Individuals who shall be eligible to have granted to them the options, Stock, RSUs, or SARs provided for by the Plan shall be such employees, officers, directors, independent contractors and consultants of the Company or an Affiliate as the Plan Administrator, in its discretion, shall designate from time to time. Notwithstanding the foregoing, only employees of the Company or an Affiliate (including officers and directors who are bona fide employees) shall be eligible to receive incentive stock options.

5.	The Option Price.

(a)	The exercise price of the Stock covered by each incentive stock option shall be not less than the per share fair market value of such Stock on the date the option is granted. The exercise price of the Stock covered by each nonqualified stock option shall be as determined by the Plan Administrator. In the case of a nonqualified stock option intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, the per share exercise price of the Stock shall be no less than 100% of the fair market value per share of the Stock on the date of grant. Notwithstanding the foregoing, in the case of an incentive stock option granted to a person possessing more than ten percent of the combined voting power of the Company or an Affiliate, the exercise price shall be not less than 110 percent of the fair market value of the Stock on the date the option is granted. The exercise price of an option shall be subject to adjustment to the extent provided in paragraph 3(b), above.

(b)	The fair market value shall be as established in good faith by the Plan Administrator or (i) if the Stock is listed on the Nasdaq National Market, the fair market value shall be the closing selling price for the stock as reported by the Nasdaq National Market for a single day or (ii) if the Stock is listed on the New York Stock Exchange or the American Stock Exchange, the fair market value shall be the closing selling price for the Stock as such price is officially quoted in the composite tape of transactions on such exchange for a single trading day. If there is no such reported price for the Stock for the date in question, then such price on the last preceding date for which such price exists shall be determinative of the fair market value.

6.	Terms and Conditions of Options.

(a)	Each option granted pursuant to the Plan will be evidenced by a written Stock Option Agreement executed by the Company and the person to whom such option is granted.

(b)	The Plan Administrator shall determine the term of each option granted under the Plan; provided, however, that the term of an incentive stock option shall not be for more than 7 years and that, in the case of an incentive stock option granted to a person possessing more than ten percent of the combined voting power of the Company or an Affiliate, the term shall be for no more than five years.

(c)	In the case of incentive stock options, the aggregate fair market value (determined as of the time such option is granted) of the Stock with respect to which incentive stock options are exercisable for the first time by an eligible employee in any calendar year (under this Plan and any other plans of the Company or its Affiliates) shall not exceed $100,000. In the event the Optionee holds two or more such options that become exercisable for the first time in the same calendar year, such limitation shall be applied on the basis of the order in which such options are granted.

(d)	The Stock Option Agreement may contain such other terms, provisions and conditions not inconsistent with this Plan as may be determined by the Plan Administrator. If an option, or any part thereof is intended to qualify as an incentive stock option, the Stock Option Agreement shall contain those terms and conditions which are necessary to so qualify it.

(e)	The following limitations shall apply to grants of stock options:

(i)	No individual shall be granted, in any fiscal year of the Company, stock options to purchase more than 800,000 shares of Stock.

(ii)	In connection with his or her initial service, an individual may be granted stock options to purchase up to an additional 800,000 shares of Stock which shall not count against the limit set forth in subsection (i) above.

(iii)	The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization.

(iv)	If a stock option is cancelled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 16), the cancelled stock option will be counted against the limits set forth in subsections (i) and (ii) above. For this purpose, if the exercise price of a stock option is reduced, the transaction will be treated as a cancellation of the stock option and the grant of a new stock option.

7.	Terms and Conditions of Stock Purchases and Bonuses.

(a)	Each sale or grant of stock pursuant to the Plan will be evidenced by a written Restricted Stock Purchase Agreement or Restricted Stock Bonus Agreement executed by the Company and the person to whom such stock is sold or granted.

(b)	The Restricted Stock Purchase Agreement or Restricted Stock Bonus Agreement may contain such other terms, provisions and conditions consistent with this Plan as may be determined by the Plan Administrator, including not by way of limitation, restrictions on transfer, forfeiture provisions, repurchase provisions and vesting provisions. To the extent required by applicable law, any right of the Company to repurchase stock granted pursuant to a restricted stock purchase or restricted stock bonus at the original purchase price, if the right is assignable, the assignee must pay the Company upon assignment of the right cash equal to the difference between the original price and fair value if the original purchase price is less than fair value.

(c)	The purchase price of Stock sold hereunder pursuant to a Restricted Stock Purchase Agreement shall be the price determined by the Plan Administrator on the date the right to purchase Stock is granted; provided, however that (i) such price shall not be less than 85% of the per share fair market value of such Stock on the date the right to purchase Stock is granted and (ii) to the extent required by applicable law, in the case of any person who owns Company stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, such price shall be 100% of the per share fair market value of such Stock at the time the right to purchase Stock is granted, or at the time the purchase is consummated.

8.	Terms and Conditions of RSUs.

(a)	RSUs may be granted at any time as determined by the Plan Administrator. Each RSU grant will be evidenced by a Restricted Stock Unit Agreement that will specify such other terms and conditions as the Plan Administrator, in its sole discretion, will determine, including all terms, conditions, and restrictions related to the grant, the number of RSUs and the form of payout, which, subject to Section 8(d), may be left to the discretion of the Plan Administrator.

(b)	The Plan Administrator, in its sole discretion, will set vesting criteria (which may be based on the participant’s continuous employment or service with the Company or its Affiliates and may include performance objectives based upon the achievement of Company-wide, departmental or individual goals, Company performance relative to selected other companies, or any other basis determined by the Plan Administrator) which, depending on the extent to which the criteria are met, will determine the number of RSUs that will be paid out to the participant. After the grant of RSUs, the Plan Administrator, in its sole discretion, may reduce or waive any restrictions for such RSUs.

(c)	Upon meeting the applicable vesting criteria (including without limitation, achievement of any applicable performance objectives), the participant will be entitled to receive a payout as specified in the Restricted Stock Unit Agreement. Notwithstanding the foregoing, at any time after the grant of RSUs, the Plan Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.

(d)	Payment of earned RSUs will be made as soon as practicable after the date(s) set forth in the Restricted Stock Unit Agreement. The Administrator, in its sole discretion, may pay earned RSUs in cash, shares of Stock or a combination thereof.

(e)	On the date set forth in the Restricted Stock Unit Agreement, all unearned RSUs will be forfeited to the Company.

9.	Terms and Conditions of SARs. The Plan Administrator may, under such terms and conditions as it deems appropriate, authorize the issuance of SARs evidenced by a written SAR agreement (which, in the case of tandem options, may be part of the option agreement to which the SAR relates) executed by the Company and the person to whom such SAR is granted. The SAR agreement may contain such terms, provisions and conditions consistent with this Plan as may be determined by the Plan Administrator.

10.	Use of Proceeds. Cash proceeds realized from the sale of Stock under the Plan shall constitute general funds of the Company.

11.	Amendment, Suspension, or Termination of the Plan.

(a)	The Board may at any time amend, suspend or terminate the Plan as it deems advisable; provided that such amendment, suspension or termination complies with all applicable requirements of state and federal law, including any applicable requirement that the Plan or an amendment to the Plan be approved by the Company’s stockholders, and provided further that, except as provided in paragraph 3(b), above, the Board shall in no event amend the Plan in the following respects without the consent of stockholders then sufficient to approve the Plan in the first instance:

(i)	To increase the maximum number of shares subject to incentive stock options issued under the Plan; or

(ii)	To change the designation or class of persons eligible to receive incentive stock options under the Plan.

(b)	No option may be granted nor any Stock issued under the Plan during any suspension or after the termination of the Plan, and no amendment, suspension or termination of the Plan shall, without the affected individual’s consent, alter or impair any rights or obligations under any option previously granted under the Plan. The Plan shall terminate with respect to the grant of incentive stock options on April 10, 2006, unless previously terminated by the Board pursuant to this paragraph 11.

12.	The Plan Administrator shall establish and set forth in each instrument that evidences an option whether the option will continue to be exercisable, and the terms and conditions of such exercise, if an Optionee ceases to be employed by, or to provide services to, the Company or an Affiliate, which provisions may be waived or modified by the Plan Administrator at any time.

13.	Assignability. Each option granted pursuant to this Plan shall, during Optionee’s lifetime, be exercisable only by him, and the option shall not be transferable by Optionee by operation of law or otherwise other than by will or the laws of descent and distribution. Notwithstanding the foregoing, and to the extent permitted by Section 422 of the Code, the Plan Administrator, in its sole discretion, may permit such transfer, assignment and exercisability and may permit an Optionee to designate a beneficiary who may exercise the option after the Optionee’s death; provided, however, that any option so transferred or assigned shall be subject to all the same terms and conditions contained in the instrument evidencing the option. Stock subject to a Restricted Stock Purchase Agreement, a Restricted Stock Bonus Agreement, or a Restricted Stock Unit Agreement shall be transferable only as provided in such applicable agreement.

14.	Payment Upon Exercise of Options.

(a)

Payment of the purchase price upon exercise of any option granted under this Plan shall be made in cash, a certified check, bank draft, postal or express money order payable to the order of the Company, provided, however, that the Plan Administrator, in its sole discretion, may permit an Optionee to pay the option price in whole or in part (i) tendering (either actually or, if and so long as the Stock is registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shares of Stock owned by the Optionee for at least six months (or any shorter period necessary to avoid a charge to the Company’s earnings for financial reporting purposes) on the day prior to the exercise date equal to the aggregate option exercise price; (ii) if and so long as the stock is registered under Section 12(b) or 12(g) of the Exchange Act, by delivery on a form prescribed by the Plan Administrator of an irrevocable direction to a securities broker approved by the Plan Administrator to sell shares and deliver all or a portion of the proceeds to the Company in payment for the Stock; (iii) by delivery of the Optionee’s promissory note with such full recourse, interest, security, and redemption provisions as the Plan Administrator in its discretion determines appropriate; or (iv) in any combination of the foregoing. The amount of any promissory note delivered in connection with an incentive stock option shall bear interest at a rate specified by the Plan Administrator but in no case less than the rate required to avoid imputation of interest (taking into account any exceptions to the imputed interest rules) for federal income tax purposes. In addition, the Plan Administrator, in its sole discretion, may authorize the surrender by an Optionee of all or part of an unexercised option and authorize a payment in consideration thereof of an amount equal to the difference between the aggregate fair market value of the Stock subject to such option and the aggregate option price of such Stock. In the Plan Administrator’s discretion, such payment may be made in cash, shares of Stock with a fair market value on the date of surrender equal to the payment amount, or some combination thereof. The purchase price for shares purchased under an option may also be paid by such other consideration as the Plan Administrator may permit.

(b)	In the event that the exercise price is satisfied by the Plan Administrator retaining from the shares of Stock otherwise to be issued to Optionee shares of Stock having a value equal to the exercise price, the Plan Administrator may issue Optionee an additional option, with terms identical to this option agreement, entitling Optionee to purchase additional Stock in an amount equal to the number of shares so retained.

15.	Withholding Taxes.

(a)	No Stock shall be granted or sold under the Plan to any participant, no RSU shall be settled through the issuance of Stock, and no SAR may be exercised, until the participant has made arrangements acceptable to the Plan Administrator for the satisfaction of federal, state, and local income and social security tax withholding obligations, including without limitation obligations incident to the receipt of Stock under the Plan, the lapsing of restrictions applicable to such Stock, the failure to satisfy the conditions for treatment as incentive stock options under applicable tax law, or the receipt of cash payments. Upon exercise of a stock option, the lapsing of any restriction on stock, or the settlement of any RSU, issued under the Plan, the Company may satisfy its withholding obligations by withholding from the Optionee or requiring the stockholder to surrender shares of the Company’s Stock sufficient to satisfy federal, state, and local income and social security tax withholding obligations.

(b)	In the event that such withholding is satisfied by the Company or the Optionee’s employer retaining from the shares of Stock otherwise to be issued to Optionee shares of Stock having a value equal to such withholding tax, the Plan Administrator may issue Optionee an additional option, with terms identical to the option agreement under which the option was received, entitling Optionee to purchase additional Stock in an amount equal to the number of shares so retained.

16.	Corporate Transaction.

(a)	For purposes of this Section 16, a “Corporate Transaction” shall include any of the following stockholder-approved transactions to which the Company is a party:

(i)	a merger or consolidation in which the Company is not the surviving entity, except for (1) a transaction the principal purpose of which is to change the state of the Company’s incorporation, or (2) a transaction in which the Company’s stockholders immediately prior to such merger or consolidation hold (by virtue of securities received in exchange for their shares in the Company) securities of the surviving entity representing more than fifty percent (50%) of the total voting power of such entity immediately after such transaction;

(ii)	the sale, transfer or other disposition of all or substantially all of the assets of the Company unless the Company’s stockholders immediately prior to such sale, transfer or other disposition hold (by virtue of securities received in exchange for their shares in the Company) securities of the purchaser or other transferee representing more than fifty percent (50%) of the total voting power of such entity immediately after such transaction; or

(iii)	any reverse merger in which the Company is the surviving entity but in which the Company’s stockholders immediately prior to such merger do not hold (by virtue of their shares in the Company held immediately prior to such transaction) securities of the Company representing more than fifty percent (50%) of the total voting power of the Company immediately after such transaction.

(b)	In the event of any Corporate Transaction, any outstanding option, SAR, or RSU shall terminate and any restricted stock shall be reconveyed to or repurchased by the Company immediately prior to the specified effective date of the Corporate Transaction; provided, however, that to the extent permitted by applicable law and unless otherwise determined by the Plan Administrator in its discretion (and reflected in the applicable written agreement evidencing the grant of the award), any unvested option, SAR, RSU or any restricted stock shall vest and become exercisable as to 25% of the unvested shares, or become nonforfeitable as to 25% of the forfeitable shares, as applicable, immediately prior to the specified effective date of the Corporate Transaction. Notwithstanding the foregoing, options, SARs, RSUs or restricted stock shall not terminate if, in connection with the Corporate Transaction, they are to be assumed or substituted by the successor corporation or its parent company. Unless otherwise determined by the Plan Administrator in its discretion (and reflected in the applicable written agreement evidencing the grant of the award), if options, SARs, RSUs or restricted stock are not assumed or substituted by the successor corporation or its parent pursuant to options, SARs, RSUs or restricted stock agreements providing substantially equal value and having substantially equivalent provisions as the options, SARs, RSUs or restricted stock granted pursuant to this Plan, such options, SARs, RSUs or restricted stock shall vest and become exercisable or nonforfeitable, as applicable, as to an additional 25% of the unvested shares or forfeitable shares, immediately prior to the specified effective date of the Corporate Transaction.

17.	Stockholder Approval. This Plan shall only become effective with regard to incentive stock options upon its approval by a majority of the stockholders voting (in person or by proxy) at a stockholders’ meeting held within 12 months of the Board’s adoption of the Plan. The Plan Administrator may grant incentive stock options under the Plan prior to the stockholders’ meeting, but until stockholder approval of the Plan is obtained, no incentive stock option shall be exercisable.

18.	Information to Plan Participants. The Company shall provide to each Plan participant, during any period for which said participant has one or more options or SARs or shares acquired pursuant to the Plan outstanding, copies of annual reports of the Company issued during said period.

19.	No Trust or Fund. The Plan is intended to constitute an “unfunded” plan. Nothing contained herein shall require the Company to segregate any monies or other property, or shares of Stock, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Optionee, and no Optionee shall have any rights that are greater than those of a general unsecured creditor of the Company.

20.	Severability. If any provision of the Plan or any option is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan or any option under any law deemed applicable by the Plan Administrator, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Plan Administrator’s determination, materially altering the intent of the Plan or the option, such provision shall be stricken as to such jurisdiction, person or option, and the remainder of the Plan and any such option shall remain in full force and effect.